EXHIBIT 23.1


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As   independent   public   accountants,   we   hereby  consent  to  the
incorporation by reference in this registration statement of our reports dated February 18, 1997 included in Simon DeBartolo Group, L.P.'s Form 10-K for the year ended December 31, 1996, and our reports dated February 18, 1997 included in Simon Property Group, L.P.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                /s/  ARTHUR ANDERSEN LLP

                                ARTHUR ANDERSEN LLP


Indianapolis, Indiana
August 13, 1997